Exhibit 10.5

EXTENSION AGREEMENT

EXTENSION AGREEMENT, dated of as March 17, 2008, by and between OPEN ENERGY CORPORATION (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (formerly, CORNELL CAPITAL PARTNERS, LP) (“YA Global”).  All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Company and YA Global have entered into certain financing arrangements set forth on Schedule A attached hereto and referred to herein as the “Transaction Documents”  pursuant to which, YA Global is the holder of the Secured Convertible Debenture (No. OEGY-2-1) in the principal amount of $3,000,000 (the “Debenture”) issued by the Company on March 29, 2007.

WHEREAS, the Maturity Date of the Debenture is March 39, 2008.

WHEREAS, the Company has requested that YA Global extend the Maturity Date for one month to April 30, 2008.

WHEREAS, YA Global is willing to agree to such extension on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.               ACKNOWLEDGMENTS.

a.               Acknowledgement of Obligations.  The Company hereby acknowledges, confirms and agrees that as of the date hereof, the Company is indebted to YA Global under the Debenture and the Transaction Documents in the outstanding principal amount plus accrued and unpaid interest thereon and hereafter accruing and any liquidated damaged, fees, costs, expenses and other charges now or hereafter payable by the Company to YA Global under the Transaction Documents (collectively, the “Obligations”) and such Obligations are unconditionally owed by the Company to YA Global, without offset, defense or counterclaim of any kind, nature or description whatsoever.

b.              Acknowledgement of Security Interests.  The Company and its subsidiaries hereby acknowledges, confirm and agree that YA Global has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property heretofore granted to YA Global pursuant to the

Security Agreement between the Company, its subsidiaries, and YA Global dated March 29, 2007 or otherwise granted to or held by YA Global.

c.               Binding Effect of Documents.  The Company hereto acknowledges, confirms and agrees that:  (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to YA Global by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (c) YA Global is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

2.               AGREEMENTS.

a.               Extension.  In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions of this Agreement YA  Global agrees to extend the Maturity Date of the Debenture to April 30, 2008.

b.              No Waivers; Reservation of Rights.  YA Global reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents, and YA Global has not waived any of such rights or remedies, and nothing in this Agreement should be construed as a waiver of any such rights or remedies.

3.               RELEASE.  In exchange for the accommodations made by YA Global herein, the Company does hereby, on behalf of itself and its agents, representatives, attorneys, assigns, heirs, subsidiaries, executors and administrators (collectively, “Company Parties”) RELEASE AND FOREVER DISCHARGE YA Global and its subsidiaries and its respective affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, “Buyer Parties”) from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which the Company Parties ever had, now has, or hereafter may have on or prior to the date hereof, and any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses.  The release contained in this Section is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract.  It is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by the Company Parties of any such claim whatsoever.

4.               PROVISIONS OF GENERAL APPLICATION

a.               Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.  The Transaction Documents and this Agreement shall be read and construed as one agreement.

b.              Governing Law.  This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

c.               Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN FACTOR AND CLIENT ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

OPEN ENERGY CORPORATION

By:
Name:	David P. Saltman
Title:	Chief Executive Officer

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:
Name:	Mark Angelo
Title:	Portfolio Manager

SCHEDULE A

TRANSACTION DOCUMENTS

Securities Purchase Agreement, dated March 29, 2007, between the Company and YA Global.

Secured Convertible Debenture (No. OEGY 2-1), dated March 29, 2007, issued by the Company to YA Global.

Warrant (No. OEGY 2-1), dated March 29, 2007, issued by the Company to YA Global.

Registration Rights Agreement, dated March 29, 2007, between the Company and YA Global.

Security Agreement, dated March 29, 2007 among the Company, WaterEye Corp., Solar Roofing Systems, Inc., Connect Renewable Energy, Inc., and YA Global.

Irrevocable Transfer Agent Instructions, dated March 29, 2007 among the Company, Madison Stock Transfer, and YA Global.